UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2021 (March 14, 2021)

Gushen, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-55666	47-3413138
(State or other jurisdiction of	(Commission File Number)	(IRS employer
incorporation or organization)		identification no.)

Room 302, Shizhi Commercial Hotel
West Hubin District, Sanmenxia City Henan Province, China	453000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   +86 139 4977 8662

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 14, 2021, Gushen, Inc. (“GSHN”) entered into a non-binding letter of intent to consummate a potential share exchange with Dyckmanst Limited, a company organized under the laws of the British Virgin Islands (the “Acquiree Company”) and its shareholders. The Acquiree Company, through its variable interest entity in China, Beijing Zhuoxun Century Culture Communication Co., Ltd. (“Beijing Zhuoxun”), is engaged in platform business of onsite and online family education. The Acquiree Company’s equity valuation is estimated to be no more than US$ 100 million, subject to completion of due diligence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2020	Gushen Inc.

	By:	/s/ Pengfei Zhou
	Name:	Pengfei Zhou
	Title:	Chief Executive Officer

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